UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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TRICO MARINE SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

KISTEFOS AS CHRISTEN SVEAAS ÅGE KORSVOLD
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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A Call for Accountability at Trico Marine May 2009

2 THIS PRESENTATION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY PERSON WHO MAY REVIEW THIS PRESENTATION, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED IN THIS PRESENTATION MAY BE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. THE PARTICIPANTS ASSUME NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF KISTEFOS, CHRISTEN SVEAAS AND ÅGE KORSVOLD (COLLECTIVELY, THE “PARTICIPANTS”) AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO TRICO MARINE SERVICES, INC. THE PARTICIPANTS RESERVE THE RIGHT TO CHANGE ANY OF THEIR OPINIONS EXPRESSED HEREIN AT ANY TIME AS THEY DEEM APPROPRIATE. THE PARTICIPANTS DISCLAIM ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN. THE PARTICIPANTS HAVE NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENTS OR INFORMATION INDICATED IN THIS PRESENTATION AS HAVING BEEN OBTAINED OR DERIVED FROM STATEMENTS MADE OR PUBLISHED BY THIRD PARTIES. ANY SUCH STATEMENTS OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. NO WARRANTY IS MADE THAT THE DATA OR INFORMATION, WHETHER DERIVED OR OBTAINED FROM FILINGS MADE WITH THE SEC OR FROM ANY THIRD PARTY, ARE ACCURATE AND KISTEFOS ASSUMES NO RESPONSIBILITY FOR SUCH INFORMATION. ANY ESTIMATES, PROJECTIONS AND PRO FORMA INFORMATION SET FORTH IN THIS PRESENTATION ARE BASED ON ASSUMPTIONS THAT THE PARTICIPANTS BELIEVE TO BE REASONABLE, BUT THERE CAN BE NO ASSURANCE OR GUARANTEE THAT ACTUAL RESULTS WILL NOT DIFFER, AND SUCH DIFFERENCES MAY BE MATERIAL. THERE IS NO GUARANTEE WITH RESPECT TO ANY PRICE AT WHICH THE SECURITIES OF TRICO WILL TRADE AND SUCH SECURITIES MAY NOT TRADE AT PRICES WHICH WOULD REFLECT TRICO'S INHERENT OR LONG-TERM VALUE. KISTEFOS CURRENTLY OWNS APPROXIMATELY 21% OF TRICO'S OUTSTANDING SHARES. THE PARTICIPANTS ARE PROFESSIONAL INVESTORS WHICH ARE IN THE BUSINESS OF BUYING AND SELLING SECURITIES. IT IS POSSIBLE THAT THERE WILL BE DEVELOPMENTS IN THE FUTURE THAT WILL CAUSE THEM TO SELL FROM TIME TO TIME TRICO SECURITIES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES), OR TO BUY TRICO SECURITIES (IN OPEN MARKET TRANSACTIONS OR PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE) OR TRADE IN OPTIONS, PUTS, CALLS OR OTHER DERIVATIVE INSTRUMENTS RELATING TO THOSE SECURITIES. ALL STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER MATERIALS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FOR USE AT THE 2009 ANNUAL MEETING OF STOCKHOLDERS OF TRICO BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS AND ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. INFORMATION RELATING TO THE PARTICIPANTS IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY THE PARTICIPANTS WITH THE SEC ON MAY 18, 2009. Disclaimer

3 We are seeking to add meaningful stockholder representation to the Board for the benefit of ALL Trico stockholders Executive Summary Deep Trouble at Trico Marine • Trico has over the past three years severely underperformed its peers by virtually every measure • Poor operating, financial and risk management decisions have destroyed significant stockholder value • Trico’s corporate governance policies are out-of-line with current corporate standards • Trico remains hostile toward its stockholders’ interests

4 Executive Summary Kistefos Offers Experienced Nominees and a Fresh Perspective • Kistefos’ two highly qualified nominees – have extensive entrepreneurial and management experience – have extensive turnaround experience – have vast knowledge of the shipping and off-shore businesses – bring local expertise about Norway, where most of Trico’s operations are headquartered • Kistefos’ nominees will offer a fresh perspective and new ideas • Kistefos’ proposals will bring Trico’s corporate governance policies in line with current corporate standards • There are no legal or regulatory impediments to Kistefos’ proposals • Kistefos is seeking proportional representation for its approximately 21% ownership In order to effect change, Kistefos’ proposals require approval of at least two-thirds of outstanding stock

5 Severe Underperformance at Trico Marine Services • Over the last 12 months, TRMA shares have lost more than 90% of their value • Over the same period, the share value of the GICS Energy Industry Group* has fallen only 32% • The TRMA share price collapse has destroyed more than $560 million of stockholder value • TRMA debt has increased to over $800 million at the end of Q1 2009 from $200 million in 2007 • TRMA’s ratio of Total Leverage to EBITDA now exceeds 5.5x (vs. industry average of less than 3.0x) * See appendix for composition of GICS Energy Group

6 Severe Underperformance at Trico Marine Services (1) Notes 1. As of 19 May 2009. Rebased to TRMA 2. Includes Bristow Group Inc. (BRS), Hornbeck Offshore Services Inc. (HOS), GulfMark Offshore inc. (GLF), SEACOR Holdings Inc. (CKH), and Tidewater Inc. (TDW) 3. Includes Oceaneering International Inc. (OII), Superior Energy Services Inc. (SPN), Cal Dive International Inc. (DVR), Global Industries Inc. (GLBL) and Helix Energy Solutions Group Inc. (HLX) TRMA OSV Peers (2) OSX Subsea Service Peers (3) 2 3 4 5 6 19-Apr-09 27-Apr-09 5-May-09 19-May-09 Last Month $ 0 3 6 9 12 19-Nov-08 15-Jan-09 12-Mar-09 19-May-09 Last 6 Months $ (92%) (91%) 26% (28%) 0 15 30 45 60 75 19-May-07 28-Dec-07 11-Aug-08 19-May-09 Last 2 Years $ 0 10 20 30 40 50 19-May-08 8-Sep-08 26-Dec-08 19-May-09 Last 12 Months $ (1%) (32%) (53%) 11% (58%) 79% 17% (35%) (49%) 32% 13% (39%)

7 Severe Underperformance at Trico Marine Services Trico’s stock performance is in the bottom quartile of the industry for both the last 12 months and the last three years 71.0 255.8 (7.0) (44.8) (34.5) (57.8) (64.8) (71.9) (90.7) (89.0) (150) (100) (50) 0 50 100 150 200 250 300 Last 12 Months Last 3 Years 25% 50% 75% 100% (99.6) (99.5) Total Stockholder Return Statistical Analysis % Notes 1. GICS energy industry group peers includes only companies in the Russell 3000 index 2. Excludes total return from Northern Oil & Gas (AMEX: NOG) of 2,950% as this return is considered not meaningful % LTM L3Y Top Quartile (44.8) (7.0) Middle Quartile (57.8) (34.5) Bottom Quartile (71.9) (64.8) TRMA (90.7) (89.0) Total Stockholder Return

8 Trico’s Highly Leveraged Capital Structure Source: 1. Morgan Stanley, Factset 3.2 1.9 1.6 1.4 0.5 5.9 3.4 2.9 2.3 2.3 0.6 0.0 1.5 3.0 4.5 6.0 TRMA BRS HOS CKH GLF TDW HLX GLBL SPN DVR OII Total Debt / EBITDA 2009E x 351 224 110 61 25 20 61 116 202 365 401 0 100 200 300 400 500 CKH BRS TDW GLF TRMA HOS GLBL HLX SPN DVR OII 0 5 10 15 20 25 Cash % of Assets Cash $MM % of Assets Median: 1.6x 2.9 1.4 1.2 0.4 0.2 1.3 1.7 1.7 2.8 5.4 0.0 1.5 3.0 4.5 6.0 TRMA HOS GLF BRS CKH TDW HLX SPN DVR OII GLBL Net Debt / EBITDA 2009E x Median: 2.6x 57% 31% 38% 29% 16% 77% 49% 38% 36% 36% 12% 0% 20% 40% 60% 80% 100% TRMA HOS BRS GLF CKH TDW HLX SPN DVR GLBL OII Total Debt / Total Cap % 54% 34% 15% 27% 4% 24% 24% 30% 49% 76% 0% 20% 40% 60% 80% 100% TRMA HOS GLF BRS CKH TDW HLX SPN DVR OII GLBL Net Debt / Net Cap % Median: 1.3x Median: 1.7x Median: 30% Median: 27% Median: 31% Median: 37%

9 Trico’s Recent Debt Exchange: Good for Creditors, Bad for Stockholders • Trico recently exchanged 6.5% convertible debentures for 8.125% convertible debentures, cash and common stock or warrants • Transaction was bad for stockholders and the company – Reduced term of debt by 15 years to 2013 from 2028 – Raised coupon rate to 8.125% from 6.5% – Lowered conversion price to $14 from $40 per share – Swapped unsecured debt for secured debt – Maintained the make-whole provision; simply pushed it back two years – Significantly diluted existing stockholders • We are concerned that the company chose an overly expensive and dilutive option • This transaction benefited a small group of bondholders with improved terms at the direct expense of Trico's stockholders, who suffered significant dilution • Transaction was a temporary solution and does not materially improve continuing over-leverage Trico’s stock price fell about 35% following the announcement of the debt exchange

10 Trico’s Underperformance Far Exceeds Market Conditions • Failure to successfully manage newbuild program to maximize returns in the up cycle – In 2005, Trico contracted for one platform supply vessel (PSV) with an option for a second – First PSV never delivered to Trico due to lack of construction oversight by management in the face of significant delivery delays. Eventually the yard went bankrupt, and today the vessel is owned by a Trico competitor – The option on the second PSV was neither exercised nor sold when it was “in the money,” losing value for stockholders • Failure to capitalize on opportunities in charter markets – Bias towards long-term charters and poor operating decisions prevented management from capitalizing on record high margins between term and spot rates in the recent up cycle • Extremely ill-timed strategic shift to subsea – Highly leveraged acquisitions of over-priced subsea businesses at the top of the cycle has put Trico’s survival in jeopardy – Subsea acquisitions have never been adequately justified to stockholders and have been poorly integrated into the company – Low subsea margins have dragged down Trico earnings – Management itself admits its “timing could not have been worse” Stockholders have repeatedly suffered from management’s poor decisions Trico’s market capitalization has now fallen below $60 million, reducing interest among investors and analysts and damaging trading in the shares

11 Trico’s Deficient Corporate Governance Policies • Stockholders' ability to request special meetings is illusory – Conditions placed on stockholders’ ability to request meetings are effectively insurmountable – Stockholders wishing to request a special meeting risk triggering events of default under Trico's existing financing agreements – a de facto poison pill • Trico’s election bylaws are defective – Allow for “holdover” directors – Ignore majority vote – Do not provide a plurality “carve out” for contested elections • Trico’s classified Board structure is hostile to stockholders – Classified boards reduce accountability and negatively affect performance The ability to exercise their franchise to elect directors is the most important right stockholders possess Trico’s current governance policies critically inhibit stockholders' voices from being heard

12 More stockholder-friendly governance and disclosure policies would help Trico rebuild lost stockholder confidence and value Trico Has Adopted Stockholder-Unfriendly Policies • Since emerging from Chapter 11 reorganization in 2005, Trico policies have been hostile to stockholder interests • Repeated actions to diminish stockholders’ rights to exercise democratic control: – Adoption of a poison pill – Adoption of anti-stockholder advance notice bylaws – Rejection of a bona fide stockholder proposal submitted by Kistefos (overturned by the Delaware Chancery Court) – Unexplained withdrawal from share buy back program • Trico should adopt a more transparent presentation of its periodic results and material events to enable analysts and stockholders better understand and analyze the company

13 How can stockholders place faith in a Board that does not believe in the company enough to put their money at risk? Trico’s Directors Have Shown No Commitment to Trico’s Stock • In aggregate, Trico directors have purchased fewer than 20,000 shares of Trico stock, or one-tenth of one percent of outstanding shares – The remainder were granted as options or restricted stock • By exercising options, Trico Chairman and CEO Joseph Compofelice has actually sold more shares of Trico than he has bought and paid for • Four directors have never bought even a single Trico share

14 The Board Needs a New Approach NOW • Kistefos nominees will seek a broad review of strategic operational and financial alternatives to recover stockholder value – Current opaque disclosure practices make it difficult to effectively analyze the company from the outside • Kistefos would bring much needed industry expertise to the Board, particularly considering Trico’s large concentration in Norway – A significant portion of Trico’s business is headquartered in Norway, yet the Board and top management includes no Norwegians • Kistefos is seeking representation on the Board commensurate with its ownership position • Kistefos is NOT seeking to control the Board, just two of nine Board positions This election may be the last opportunity for stockholders to place a representative voice on the Board as it faces important decisions As Board members, Kistefos’ nominees would bring a much-needed fresh perspective and new ideas

15 Kistefos’ Proposals Would Enhance Trico’s Corporate Governance Kistefos proposes to: • Give stockholders reasonable right to request a special meeting (Proposal 6) – Special meetings would still be reserved for extraordinary circumstances – Adoption allows stockholders to exercise their rights without associated default risk – Strikes a reasonable balance between protecting the franchise and limiting frivolous special meeting requests • Declassify Trico’s Board (Proposal 8) – Annual elections ensure responsiveness and accountability in the Boardroom • Require directors to respect stockholder votes for Board elections (Proposal 12) – Directors not receiving required number of votes would not be permitted to continue – Restores meaning to voting for directors Stockholders should vote for ALL of Kistefos’ proposals on the BLUE proxy card In order to effect change, Kistefos’ proposals require approval of at least two-thirds of outstanding stock Shares that don't vote are like a vote for management. Every vote counts.

16 Kistefos’ Nominees Bring Relevant Industry and Financial Experience Christen Sveaas and Åge Korsvold have proven track records of owning, operating and advising successful corporations, as well as helping to create long-term stockholder value as Board members Åge Korsvold • Chief Executive Officer of Kistefos • Has overseen the expansion of Kistefos’ direct investments in the shipping and offshore services industries, and has directed its private equity and venture capital investments since 2002 • Has led numerous corporate turnarounds: – Storebrand, a leading Norwegian insurance company, which he led out of public administration and into a profitable company – Ementor, an IT infrastructure company – Viking Offshore Services, Ltd, an emergency and rescue vehicle operator – Western Bulk AS, a dry-bulk shipping company – Atex Group Ltd., a technology company • Spent 11 years as an investment banker, advising Norwegian firms on reorganizations across all industries Christen Sveaas • Chairman and sole owner of Kistefos • Over the past 25 years, has built Kistefos into one of the leading investment groups in Norway • Developed a track record as an active and long-term owner of companies through cycles at Kistefos, which has seen its book value grow from $20,000 to $225 million under his direction, in addition to generating significant dividend payments • Grew Viking Supply Ships AS into one of the largest offshore supply companies in Norway prior to the sale of the majority of its assets

17 There Are No Legal Impediments To Kistefos’ Proposals • Kistefos’ proposals do not violate competition or maritime laws – Trico’s claims of legal or regulatory obstacles are unfounded and distract stockholders from the real issues • There is no issue under the Jones Act – Our proposal to expand the Board’s members to nine and elect our two nominees is in full compliance with the Jones Act. – Kistefos has crafted its proposals to eliminate risk of non-compliance – This has been independently confirmed by the Maritime Administration of the U.S. Department of Transportation • Our membership on the Board is not prohibited by competition law – Trico and Viking Supply Ships operate in different niches of the market – Åge Korsvold will step down as chairman of Viking

18 We are seeking to add meaningful stockholder representation to the Board for the benefit of ALL Trico stockholders A Call for Accountability at Trico • Kistefos is gravely concerned about the destruction of stockholder value at Trico • Trico’s corporate governance policies are severely deficient • Trico’s Board needs new ideas and meaningful stockholder representation • Kistefos’ proposals have been carefully structured to achieve change while complying with the Jones Act and Delaware law – Proposals 1, 2, 9 are Trico proposals – Proposals 6, 7, 8, 12 address corporate governance deficiencies – Proposals 10, 11 elect Kistefos’ nominees to the Board – Proposals 3, 4, 5 ensure continued Jones Act compliance

19 APPENDIX Further Information on Kistefos AS Christen Sveaas Åge Korsvold

20 Kistefos • Kistefos is a privately owned Norwegian investment company headquartered in Oslo • Kistefos’ investment policy focuses on three asset classes: – Principal Investments in Shipping & Offshore Services – Private Equity – Seed and Venture Capital • Kistefos’ investment portfolio consists of listed and principally held companies mainly within the offshore services, dry-bulk shipping, commercial and residential real estate, advanced technology, telecommunications and financial services industries

21 Investment philosophy • Kistefos investment philosophy is built on long-term value creation through active ownership: – Kistefos seeks to establish and develop a basis for profitable growth in portfolio companies through capital, industrial and financial competence and professional governance – Key tools are mainly a combination of strategic repositioning, implementation of operational efficiency, optimalisation of financial structure and initiation of necessary industrial consolidation – Kistefos seeks active involvement in its investments to act as a catalyst for necessary change in close cooperation with management • For Kistefos, a critical success factor for long-term value creation is the ability to develop a solid analytical base on which to make key decisions and to implement decision making processes in a thorough and professional manner – Reduces risk and enables attractive return on invested capital

22 Christen Sveaas – Biography and Experience Entrepreneurial: • Christen Sveaas, 52 years, Norwegian, comes from a family with a long tradition of investment and entrepreneurship in industry. His grandfather, consul Anders Sveaas founded AS Kistefos Tresliberi in 1889. • Received his MBA (lic.oec.) from the University of St. Gallen, Switzerland in 1980. • Formed Kistefos AS in 1979. Private Equity/Investment: • Over the last 30 years, Kistefos has become one of the leading investment groups in Norway, with interests in shipping, offshore, technology, telecommunications, real estate and other businesses, through investments in a large number of companies ranging from blue chip industrial and financial companies to early stage venture investments. Philanthropy: • Mr. Sveaas is one of the leading individual contributors to conservation of Norway’s industrial heritage through the Kistefos Museum.

23 Åge Korsvold – Biography and Experience Advisory: • Investment banker with two Norwegian firms from 1983 to 1994. • Has advised on numerous reorganizations of companies in the Nordic region in various industries, including steel, retail and shipping. • Helped build Fondsfinans AS into a leading investment bank. Operations/Leadership: • Appointed Chief Executive Officer of Storebrand, the leading property, casualty and life insurer in Norway, in 1994 to lead the company out of bankruptcy. • Upgraded Storebrand’s core competencies, streamlined the portfolio of businesses and established new growth platforms. • Over the following six years, Storebrand was transformed into a financial holding company with four main operating subsidiaries which experienced substantial growth. – Life premiums and assets under management grew about 10 % per year, and the company experienced substantial reductions in labour and overhead costs. – Profits grew about 17 % per year on a compounded basis. – The share price increased from about NOK 12 to over NOK 60 over a period of six years. Private Equity/ Investment: • As the Chief Executive Officer of Kistefos since December 2001, Mr. Korsvold has overseen the expansion of Kistefos’s direct investments in the shipping and offshore services industries, and has directed the private equity and venture capital investments made by Kistefos.

24 Case Study – Ementor ASA* • Ementor [Atea] is the leading Nordic and Baltic supplier of IT infrastructure products and services. • Ementor was a listed company on the Oslo Stock Exchange with Kistefos as its largest shareholder. • Mr. Korsvold has been its Chairman from June 2003. • Ementor underwent a significant reorganization designed to refocus the company on its core business, the sale of various non-performing businesses and downsizing. • Ementor under Mr. Korsvold’s leadership initiated a successful consolidation process within the Nordic region, with TopNordic, Atea and bolt-on acquisitions. • Kistefos achieved a successful exit after 3.5 years, with an IRR at 92% and 4(x) invested capital. * Ementor ASA changed name to Atea ASA in October 2008. NOK mill 2004 2005 2006 2007 Total revenue 4 041 3 483 8 747 13 210 EBITDA 302 491 EBIT (148) (219) (43) 388 # of employees 1 859 1 693 3 127 3 608

25 Case Study – Kistefos AS (2002-2007) • Since Åge Korsvold took over as Chief Executive Officer of Kistefos, Kistefos has reported solid net results and generated significant shareholder value resulting in significant distributions to shareholders 500 1 000 1 500 2 000 2 500 3 000 Book equity 2002 Net result 2003 Net result 2004 Net result 2005 Net result 2006 Net result 2007 Distribution to shareholders Other Changes Book equity 2007 ZOKm

Relative Trading Multiples (as of May 19, 2009) 26 Median: 4.6x Median: 10.1x 6.6 6.5 4.6 4.4 3.3 5.0 5.1 5.2 5.2 5.8 6.4 0.0 2.0 4.0 6.0 8.0 GLF BRS TRMA CKH TDW HOS DVR OII HLX SPN GLBL EV / EBITDA 2010E x 14.1 11.0 10.1 8.6 8.3 3.8 6.5 8.0 8.2 8.6 9.5 0.0 4.0 8.0 12.0 16.0 BRS CKH TDW GLF HOS TRMA OII DVR SPN GLBL HLX P / E 2010E x Median: 5.2x Median: 8.1x 8.4 6.2 4.9 4.2 2.1 0.6 3.2 4.3 4.6 4.6 5.2 0.0 2.0 4.0 6.0 8.0 10.0 BRS GLF TDW CKH HOS TRMA OII DVR GLBL SPN HLX P / CF 2010E x 8.4 6.2 4.9 4.2 2.1 0.6 3.2 4.3 4.6 4.6 5.2 0.0 2.0 4.0 6.0 8.0 10.0 BRS GLF TDW CKH HOS TRMA OII DVR GLBL SPN HLX Median: 4.9x Median: 4.4x Notes 1. IBES consensus 2009 EPS estimate for TRMA is ($0.14) Estimated 2010 trading multiples suggest Wall Street has concerns about Trico’s future as well

GICS Energy Industry Group

KISTEFOS

Energy Companies in Russell 3000

ABP	Abraxas Petroleum Corp.	DBLE	Double Eagle Petroleum Co.	HOC	Holly Corp.	PVA	Penn Virginia Corp.	WLB	Westmoreland Coal Co
ACI	Arch Coal Inc.	DHT	DHT Maritime Inc.	HOS	Hornbeck Offshore Services Inc.	PXD	Pioneer Natural Resources Co.	WLL	Whiting Petroleum Cor
AEZ	American Oil & Gas Inc.	DK	Delek US Holdings Inc.	HP	Helmerich & Payne Inc.	PXP	Plains Exploration & Production Co.	WMB	Williams Cos.
ALJ	Alon USA Energy Inc.	DNR	Denbury Resources Inc.	HUSA	Houston American Energy Corp.	QRCP	Quest Resource Corp.	WNR	Western Refining Inc.
ALY	Allis-Chalmers Energy Inc.	DO	Diamond Offshore Drilling Inc.	ICO	International Coal Group Inc.	RAME	RAM Energy Resources Inc.	WRES	Warren Resources Inc.
ANR	Alpha Natural Resources Inc.	DPTR	Delta Petroleum Corp.	INT	World Fuel Services Corp.	RDC	Rowan Cos. Inc.	WTI	W&T Offshore Inc.
APA	Apache Corp.	DRC	Dresser-Rand Group Inc.	IO	ION Geophysical Corp.	RES	RPC Inc.	XCO	EXCO Resources Inc.
APAGF	APCO Argentina Inc.	DRQ	Dril-Quip Inc.	JRCC	James River Coal Co.	REXX	Rex Energy Corp.	XEC	Cimarex Energy Co.
APC	Anadarko Petroleum Corp.	DVN	Devon Energy Corp.	KAZ	BMB Munai Inc.	RIG	Transocean Ltd.	XOM	Exxon Mobil Corp.
ARD	Arena Resources Inc.	DVR	Cal Dive International Inc.	KEG	Key Energy Services Inc.	ROSE	Rosetta Resources Inc.	XTO	XTO Energy Inc.
AREX	Approach Resources Inc.	DWSN	Dawson Geophysical Co.	KWK	Quicksilver Resources Inc.	RRC	Range Resources Corp.	XTXI	Crosstex Energy Inc.
ATB	ARLINGTON TANKERS	EAC	Encore Acquisition Co.	LNG	Cheniere Energy Inc.	RTK	Rentech Inc.		
ATLS	Atlas America Inc.	EEE	Evergreen Energy Inc.	LUFK	Lufkin Industries Inc.	SD	SandRidge Energy Inc.		
ATPG	ATP Oil & Gas Corp.	EGY	Vaalco Energy Inc.	MCF	Contango Oil & Gas Co.	SE	Spectra Energy Corp.		
ATW	Atwood Oceanics Inc.	ENG	ENGlobal Corp.	ME	Mariner Energy Inc.	SFL	Ship Finance International Ltd.		
AVR	Aventine Renewable Energy Holdings Inc.	EOG	EOG Resources Inc.	MEE	Massey Energy Co.	SFY	Swift Energy Co.		
BAS	Basic Energy Services Inc.	EP	El Paso Corp.	MIND	Mitcham Industries Inc.	SGY	Stone Energy Corp.		
BBG	Bill Barrett Corp.	EPL	Energy Partners Ltd.	MMR	McMoRan Exploration Co.	SII	Smith International Inc.		
BDE	Bois D' Arc Energy Inc.	ESV	ENSCO International Inc.	MRO	Marathon Oil Corp.	SLB	Schlumberger Ltd.		
BEXP	Brigham Exploration Co.	EXH	Exterran Holdings Inc.	MTRX	Matrix Service Co.	SM	St. Mary Land & Exploration Co.		
BHI	Baker Hughes Inc.	EXXI	Energy XXI (Bermuda) Ltd.	MUR	Murphy Oil Corp.	SPN	Superior Energy Services Inc.		
BJS	BJ Services Co.	FCL	Foundation Coal Holdings Inc.	NAT	Nordic American Tanker Shipping Ltd.	SUF	SulphCo Inc.		
BOLT	Bolt Technology Corp.	FRO	Frontline Ltd.	NBL	Noble Energy Inc.	SUF	SulphCo Inc.		
BQI	Oilsands Quest Inc.	FST	Forest Oil Corp.	NBR	Nabors Industries Ltd.	SUG	Southern Union Co.		
BRNC	Bronco Drilling Co. Inc.	FTI	FMC Technologies Inc.	NCOC	National Coal Corp.	SUN	Sunoco Inc.		
BRS	Bristow Group Inc.	FTO	Frontier Oil Corp.	NE	Noble Corp.	SWN	Southwestern Energy Co.		
BRY	Berry Petroleum Co. (Cl A)	FXEN	FX Energy Inc.	NFX	Newfield Exploration Co.	SWSI	Superior Well Services Inc.		
BTU	Peabody Energy Corp.	GDP	Goodrich Petroleum Corp.	NGS	Natural Gas Services Group Inc.	TDW	Tidewater Inc.		
BTU	Peabody Energy Corp.	GEOI	GeoResources Inc.	NOG	Northern Oil & Gas Inc.	TIV	Tri Valley Corp.		
BZP	BPZ Resources Inc.	GGR	GeoGlobal Resources Inc.	NOV	National Oilwell Varco Inc.	TK	Teekay Corp.		
CAM	Cameron International Corp.	GIFI	Gulf Island Fabrication Inc.	NR	Newpark Resources Inc.	TMR	Meridian Resource Corp.		
CFW	Cano Petroleum Inc.	GLBL	Global Industries Ltd.	NTG	Natco Group Inc. (Cl A)	TNK	Teekay Tankers Ltd. Cl A		
CHK	Chesapeake Energy Corp.	GLF	GulfMark Offshore Inc.	OII	Oceaneering International Inc.	TRGL	Toreador Resources Corp.		
CKH	SEACOR Holdings Inc.	GLNG	Golar LNG Ltd.	OIS	Oil States International Inc.	TRMA	Trico Marine Services Inc.		
CLNE	Clean Energy Fuels Corp.	GMET	GeoMet Inc.	OSG	Overseas Shipholding Group Inc.	TSO	Tesoro Corp.		
CLR	Continental Resources Inc. Oklahoma	GMR	General Maritime Corp.	OXY	Occidental Petroleum Corp.	TTES	T-3 Energy Services Inc.		
CNX	Consol Energy Inc.	GMXR	GMX Resources Inc.	OYOG	OYO Geospace Corp.	TTI	Tetra Technologies Inc.		
COG	Cabot Oil & Gas Corp.	GOK	Geokinetics Inc.	PCX	Patriot Coal Corp.	TXCO	TXCO Resources Inc.		
COP	ConocoPhillips	GPOR	Gulfport Energy Corp.	PDC	Pioneer Drilling Co.	UDRL	Union Drilling Inc.		
CPE	Callon Petroleum Co.	GRH	Greenhunter Energy Inc.	PDE	Pride International Inc.	UNT	Unit Corp.		
CPX	Complete Production Services Inc.	GSX	Gasco Energy Inc.	PEIX	Pacific Ethanol Inc.	URRE	Uranium Resources Inc.		
CRK	Comstock Resources Inc.	GTE	Gran Tierra Energy Inc.	PETD	Petroleum Development Corp.	USU	USEC Inc.		
CRR	Carbo Ceramics Inc.	GW	Grey Wolf	PHIIK	PHI Inc Nvtg	VLCCF	Knightsbridge Tankers Ltd.		
CRZO	Carrizo Oil & Gas Inc.	HAL	Halliburton Co.	PHX	Panhandle Oil & Gas Inc.	VLO	Valero Energy Corp.		
CVI	CVR Energy Inc.	HERO	Hercules Offshore Inc.	PKD	Parker Drilling Co.	VQ	Venoco Inc.		
CVX	Chevron Corp.	HES	Hess Corp.	PLLL	Parallel Petroleum Corp.	VSE	VeraSun Energy Corp.		
CWEI	Clayton Williams Energy Inc.	HK	Petrohawk Energy Corp.	PNRG	PrimeEnergy Corp.	WFT	Weatherford International Ltd.		
CXG	CNX Gas Corp.	HLX	Helix Energy Solutions Group Inc.	PQ	PetroQuest Energy Inc.	WG	Willbros Group Inc.		
CXO	Concho Resources Inc.	HNR	Harvest Natural Resources Inc.	PTEN	Patterson-UTI Energy Inc.	WHQ	W-H Energy Svcs